Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Carlsmed, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Common Stock, $0.00001 par value per share	Rule 457(a)	7,705,000	$16.00	$123,280,000(2)	0.00015310	$18,874.17
Fees previously paid	Equity	Common Stock, $0.00001 par value per share	Rule 457(o)			$100,000,000(3)	0.00015310	$15,310.00

		Total Offering Amounts				$123,280,000		$18,874.17

		Total Fees Previously Paid						$15,310.00

		Total Fee Offsets						—

		Net Fee Due						$3,564.17

(1)
Includes the aggregate offering price of additional 1,005,000 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.